                                                                    EXHIBIT 99.1

                        [LANDRY'S RESTAURANTS LETTERHEAD]


 LANDRY'S RESTAURANTS, INC. ("LNY"/NYSE) REPORTS FIRST QUARTER 2003 REVENUES OF
             $249.6 MILLION, UP 30% AND EARNINGS PER SHARE OF $0.29


Houston, Texas (April 29, 2003)

Landry's Restaurants, Inc. (the "Company"), the second largest operator of casual dining seafood restaurants announced its earnings for the first quarter ended March 31, 2003.

Revenues for the three months ended March 31, 2003 totaled $249.6 million, as compared to $192.2 million a year earlier. Net earnings for the quarter were $8.1 million, compared to $6.2 million reported last year. Earnings per share (diluted) for the quarter were $0.29, compared to $0.27 reported last year. Same store sales for the Company's seafood restaurants declined approximately 2.2% for the quarter.

According to Tilman J. Fertitta, Chairman, President and CEO, "Our results were attributable to strong financial performance of our restaurants, the successful integration of the 2002 acquisitions, offset by sales affected by adverse weather in key markets. However, March 2003 same store sales were flat, and April 2003 sales are expected to be positive by about 1% for both our seafood and Rainforest Cafe concepts. Additionally, year to date we have opened 14 new restaurants, including 11 new Joe's Crab Shack's and the new Houston area Rainforest Cafe and Downtown Aquarium restaurant development. These latter two specialty growth properties are performing superbly, as are the new Joe's Crab Shack restaurants."

The Company operated 277 restaurants at March 31, 2003 primarily under the trade names Joe's Crab Shack, Saltgrass Steak House, Landry's Seafood House, The Crab House, Rainforest Cafe, Charley's Crab and Chart House.

This Press Release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainty, including without limitation, our ability to continue our expansion strategy, ability to make projected capital expenditures, as well as general market conditions, competition, and pricing. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the information contained herein should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.



CONTACT:                 Tilman J. Fertitta                 or                Paul S. West
                         Chairman, President                                  Executive Vice President
        and C.E.O.                                          and C.F.O.
                         (713) 850-1010                                       (713) 850-1010

                      LANDRY'S SEAFOOD RESTAURANTS, INC.

                                  DATA SHEET

# of shares outstanding at July 1, 1999           25,666,033

# of shares repurchased--
    completion of buy-back program                   841,900
                                                  ----------
# of shares outstanding at October, 1999          24,824,133


                        CONDENSED BALANCE SHEETS (000'S)

                                           SEPT. 30, 1999         DEC. 31, 1998
                                           --------------         -------------
CURRENT ASSETS:                             (unaudited)

  CASH & EQUIV.                               $26,400                 $35,183

  OTHER CURRENT ASSETS                         34,805                  49,664
                                              -------                 -------
    SUBTOTAL                                   61,205                  84,847

PROPERTY & EQUIP, NET                         424,012                 398,568

INTANGIBLE & OTHER ASSETS                       6,807                   6,534
                                             --------                --------
                                             $492,024                $489,949
                                             ========                ========
TOTAL CURRENT LIABILITIES                    $102,453                $ 40,887

NONCURRENT LIABILITIES                          9,030                  40,390

STOCKHOLDERS' EQUITY                          380,541                 408,672
                                             $492,024                $489,949
                                             ========                ========
BOOK VALUE PER SHARE                         $  15.33                $  13.47

                           LANDRY'S RESTAURANTS, INC.
   UNAUDITED CONSOLIDATED INCOME STATEMENTS (000'S except per share amounts)


                                         FOR THE QUARTER ENDED    FOR THE QUARTER ENDED
                                             MARCH 31, 2003           MARCH 31, 2002
                                         ----------------------   ---------------------
REVENUES                                 $ 249,582       100.0%   $192,170       100.0%
                                         ---------       -----    --------       -----
COST OF SALES                               73,322        29.4%     55,401        28.8%
LABOR                                       74,548        29.9%     55,282        28.8%
OTHER RESTAURANT OPERATING
  EXPENSES                                  61,199        24.5%     49,910        26.0%
                                         ---------       -----    --------       -----
RESTAURANT LEVEL PROFIT                  $  40,513        16.2%   $ 31,577        16.4%
GENERAL & ADMINISTRATIVE                    11,672         4.7%      9,522         5.0%
PRE-OPENING COSTS                            3,667                   1,282
DEPRECIATION & AMORTIZATION                 11,195         4.5%      9,886         5.1%
                                         ---------       -----    --------       -----
TOTAL OPERATING INCOME                   $  13,979         5.6%   $ 10,887         5.7%
OTHER EXPENSE (INCOME)                       2,209                   1,926
                                         ---------                --------
INCOME Before Taxes                         11,770                   8,961
TAX PROVISION                                3,649                   2,778
                                         ---------                --------
NET INCOME                               $   8,121                $  6,183
                                         =========                ========
EARNINGS PER SHARE - (Basic)             $    0.29                $   0.28
AVERAGE SHARES - (Basic)                    27,600                  22,150
                                         =========                ========
EARNINGS PER SHARE - (Diluted)           $    0.29                $   0.27
                                         =========                ========
AVERAGE SHARES - (Diluted)                  28,200                  23,200
EBITDA                                   $  25,174                $ 20,773
EBITDA PER SHARE                         $    0.89                $   0.90



                           LANDRY'S RESTAURANTS, INC.
                       CONDENSED UNAUDITED BALANCE SHEETS
                    ($ in Millions except per share amounts)

                                              March 31, 2003      Dec. 31, 2002
                                              --------------      -------------
                                                (unaudited)
  Cash & Equivalents                              $   4.6            $   13.9
  Other Current Assets                               78.0                78.8
                                                  -------            --------
       Total Current Assets                          82.6                92.7
  Property & Equipment, Net                         898.9               830.9
  Other Assets                                        9.0                 9.4
                                                  -------            --------
       Total Assets                               $ 990.5            $  933.0
                                                  =======            ========
  Current Liabilities                             $ 146.3            $  148.3
  Long Term Debt                                    245.2               189.4
  Other Non-current                                  28.9                28.2
                                                  -------            --------
       Total Liabilities                            420.4               365.9
  Total Stockholders' Equity                        570.1               567.1
                                                  -------            --------
       Total Liabilities & Equity                 $ 990.5            $  933.0
                                                  =======            ========
  Net Book Value per share                        $ 20.74            $  20.42
                                                  =======            ========